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                                                                   EXHIBIT 21

                        SUBSIDIARIES OF THE REGISTRANT

                                                                    State of
                                                                 Incorporation
Wholly-Owned Subsidiaries of the Registrant                     or Organization
-------------------------------------------                     ---------------

1.      Rouge Steel Company                                        Delaware

2.      QS Steel Inc.                                              Michigan

3.      Eveleth Taconite Company                                  Minnesota